UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): July 23, 2003

                          CORRIDOR COMMUNICATIONS CORP.
               (Exact name of registrant as specified in charter)

         Delaware                       000-29645                94-3402831
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)          Identification No.)

1235 Pear Ave. Ste 109, Mountain View California                        94043
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (650) 961-5707


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Item  5. Other Events and Regulation FD Disclosure

To obtain funding for its ongoing operations and for the use in connection with proposed acquisitions, Corridor Communications Corp. (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with four institutional investors (collectively, the "Investors"), which was closed on July 23, 2004. The closing provided for the sale of (i) $2,549,750 in shares of Series A Convertible Preferred Stock with a stated value of $1,750 per share (the "Preferred Stock") and (ii) stock purchase warrants to buy 87,500 shares of the Company's common stock for each share of Preferred Stock purchased (the "Warrants").

The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the price of $.02 per share; provided, however, under certain circumstances amounting to a breach of the Company's obligations under its agreements with the Investors, the conversion price is the lesser of $0.02 or 80% of the average of the three lowest intraday trading prices during the 20 trading days immediately prior to the conversion date The investors shall be entitled to receive cumulative dividends at the rate of 10% per annum during the first year after closing and 12% per annum thereafter. In addition, the Company is required to redeem all of the Preferred Stock in the event that it, among other items, fails to acquire substantially all of the assets of Eagle West, LLC within 90 days of the date of the Securities Purchase Agreement. The Company has agreed in principal to the terms of the purchase of the assets of Eagle West, LLC, however the Company is currently negotiating the terms and conditions of a definitive agreement as well as completing the customary due diligence. No assurances can be provided that the Company will be able to complete the acquisition of the assets of Eagle West, LLC.

The Warrants are exercisable until five years from the date of issuance at an exercise price of $0.02 per share. In addition, the exercise price of the Warrants is adjusted in the event the Company issues common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Preferred Stock and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of the Company's common stock.

All securities associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the of the Securities Act of 1933, as amended. The Company is required to register for resale by the Investors the common stock issuable upon the conversion or exercise, as the case may be, of the Series A Convertible Preferred Stock and the Warrants under the Securities Act of 1933, as amended, by August 23, 2004.

ITEM  7. Financial Statements and Exhibits

Exhibit No.  Description

3.1 Amendment No. 1 to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

4.1 Securities Purchase Agreement dated July 9, 2004 by and among the Company and the Investors

4.2 Form of Warrant issued in connection with July 2004 Series A Convertible Preferred Stock financing

4.3 Registration Rights Agreement dated July 9, 2004 by and among the Company and the Investors


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CORRIDOR COMMUNICATIONS CORP.


Date:  July 27, 2004                    /s/Scott Mac Caughern
                                        ----------------------------------------
                                        Scott Mac Caughern
                                        Chairman